UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

RENTECH, INC.

(Exact Name of Registrant as specified in its Charter)

Colorado	0-19260	84-0957421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2005, Rentech, Inc. (“Rentech”) signed a commitment letter with D.B. Zwirn Special Opportunities Fund, L.P. (“Zwirn”), whereby Zwirn agreed to provide senior secured credit facilities in an aggregate amount of up to $52 million (the “Credit Facilities”) to Rentech Development Corporation (“RDC”), a wholly-owned subsidiary of Rentech, to be used by RDC for the acquisition of all of the outstanding capital stock of Royster-Clark Nitrogen, Inc. (“RCN”). The principal asset of RCN is an 830-ton per day nitrogen fertilizer plant located in East Dubuque, Illinois. The purchase price of RCN is approximately $63.1 million, subject to adjustment based upon the amount of net working capital of RCN as of the closing date. Rentech has agreed to pay fees to Zwirn in connection with the signing of the commitment letter, the origination and administration of the Credit Facilities, and in regards to the unused revolving credit facility, and will pay certain expenses incurred by Zwirn in connection with the financing transaction.

Under the Summary Terms and Conditions included as an exhibit to the commitment letter, the Credit Facilities will consist of a $35.0 million Senior Secured Term Loan A, a $5.0 million Senior Secured Term Loan B and a $12 million Senior Secured Revolving Credit Facility. Availability of the Senior Secured Revolving Credit Facility will be subject to borrowing base limitations based on eligible receivables and inventory, and other customary borrowing base provisions. Availability will also be subject to the overall leverage covenants that RDC will be required to meet. The Credit Facilities will be guaranteed by Rentech and certain of its direct and indirect subsidiaries, including RDC and RCN, and will be secured by all of Rentech’s assets and those of its subsidiaries that guarantee the Credit Facilities, including all of the assets of RDC and RCN.

The funding of the Credit Facilities is contingent, among other things, upon satisfactory completion of documentation of the Credit Facilities and related documents, satisfaction of the conditions precedent to the closing of the Stock Purchase Agreement dated December 10, 2004 between Rentech and Royster-Clark, Inc., the sole stockholder of RCN; Zwirn’s satisfactory completion of its due diligence review of Rentech and RCN; and Rentech completing an equity offering that raises net proceeds of at least $30.0 million to be used by RDC for the acquisition of RCN and payment of RDC’s expenses, including those incurred in connection with the Credit Facilities. The securities offered by Rentech in the equity offering will not be and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2005, Rentech, Inc. (“Rentech”) amended Article Nineteen, Designation, Preferences and Rights Of Series 1998-C Participating Cumulative Preference Stock (“Preference Rights”) of its Restated Articles of Incorporation. The Preference Rights are not exercisable at this time, and may be exercised only if an event described in Rentech’s related Rights Agreement described in Item 8.01 of this report were to occur in the future. The amendment to the Restated Articles provides, among other things, that if shares of Series 1998-C Participating Cumulative Preference Stock (Preference Stock) are ever issued because of an event described in the Rights Agreement, the holder of each share of Preference Stock would be authorized to cast 300 votes on all matters submitted to a vote of the shareholders of Rentech if the Preference Rights became exercisable. Rentech has no knowledge at this time of any event that would involve the Rights Agreement so as to result in issuance of Preference Stock or the ability of its shareholders to exercise any rights attributable to the Preference Stock. The amendment to the Restated Articles of Incorporation was approved by the Board of Directors of Rentech in January 2005 in conjunction with the Board of Director’s approval of an amendment to the Rights Agreement dated November 10, 1998 (the “Rights Agreement”) between Rentech and ComputerShare Trust Company, Inc., as Rights Agent, as described in Item 8.01 of this report.

The amendment to the Restated Articles of Incorporation of Rentech is attached hereto as Exhibit 3.1 and is incorporated in this Current Report on Form 8-K by reference. The foregoing description of the amendment to the Restated Articles of Incorporation is qualified in its entirety by reference to that exhibit.

Item 7.01 Regulation FD Disclosure.

On December 10, 2004, Rentech and Royster-Clark, Inc. (“Royster-Clark”) entered into a Stock Purchase Agreement for the purchase by Rentech and the sale by Royster-Clark of the outstanding capital stock of RCN, a wholly-owned subsidiary of Royster-Clark. The financial statements for RCN for the years ended December 31, 2003, 2002 and 2001, and as of September 30, 2004 and December 31, 2003, and for the nine month periods ended September 30, 2004 and September 30, 2003, are attached hereto as Exhibits 99.1 and 99.2, respectively. An unaudited pro forma combined condensed consolidated statement of operations of Rentech and its subsidiaries for the fiscal year ended September 30, 2004 is attached hereto as Exhibit 99.3. The pro forma statement of operations assumes that Rentech’s acquisition of RCN had occurred on October 1, 2003.

The closing of the Stock Purchase Agreement is subject to a number of conditions, some of which are not yet satisfied. Rentech has not completed the acquisition of RCN, and RCN is still a wholly-owned subsidiary of Royster-Clark.

On January 18, 2005, Rentech issued a press release announcing its entry into the commitment letter with Zwirn for the debt financing of Rentech’s acquisition of Royster-Clark Nitrogen, Inc. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

The information under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, 99.3 and 99.4, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereunder. Further, the information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including such exhibits, shall not be deemed to be incorporated by reference into any filings of Rentech under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On January 18, 2005, the Rights Agreement was amended to provide, among other things, that each preference share purchase right (a “Right”), which under the terms of the Rights Agreement are issued by Rentech with each share of common stock so that a Right is attached to each outstanding share of common stock, represents the right of the holder to purchase from Rentech one three-hundredth of a share of Series 1998-C Participating Cumulative Preference Stock. The purchase price for each one three-hundredth of a share of Series 1998-C Participating Cumulative Preference Stock is $12.00, subject to adjustment. The amendment to the Rights Agreement was approved by the Board of Directors of Rentech in January 2005 in conjunction with the Board of Director’s approval of an amendment to Rentech’s Restated Articles of Incorporation, as described in Item 5.03 above.

The amended Rights Agreement is attached to this report as Exhibit 4.2 and is incorporated in this Current Report on Form 8-K by reference. The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to that exhibit.

The terms of the Rights Agreement as initially adopted are described under Item 5 of the Current Report on Form 8-K filed by Rentech on November 19, 1998. The description and terms of the Rights Agreement not amended by the amendment to the Rights Agreement discussed above, are set forth in the Rights Agreement, which is attached hereto as an exhibit and is incorporated in this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
3.1	Restated Articles of Incorporation, dated January 18, 2005.

4.1	Rights Agreement dated as of November 10, 1998, between Rentech, Inc. and American Securities Transfer and Trust, Inc., as Rights Agent (incorporated by reference to the exhibits to Rentech Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 1998).

4.2	Rights Agreement, amended, dated January 18, 2005, between Rentech, Inc. and ComputerShare Trust Company, Inc., as Rights Agent.

99.1	Financial Statements of Royster-Clark Nitrogen, Inc., for the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001.

99.2	Financial Statements of Royster-Clark Nitrogen, Inc. as of September 30, 2004 and December 31, 2003 and for the nine month periods ended September 30, 2004 and September 30, 2003.

99.3	Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations of Rentech, Inc. and subsidiaries for the fiscal year ended September 30, 2004.

99.4	Press release by Rentech, Inc. dated January 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: January 18, 2005	By:	/s/ Ronald C. Butz
Ronald C. Butz
Vice President and Chief Operating Officer